UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2014

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Hexagon

As previously disclosed, Lilis Energy, Inc. (the “Company”) is a party to (i) a Credit Agreement, dated as of January 29, 2010, providing for a secured term loan in the original principal amount of $4,500,000 (as amended, modified, supplemented, substituted or replaced, “Credit Agreement No. 1”); (ii) a Credit Agreement, dated as of March 25, 2010, providing for a secured term loan in the original principal amount of $6,000,000 (as amended, modified, supplemented, substituted or replaced, “Credit Agreement No. 2”); and (iii) a Credit Agreement, dated as of April 14, 2010, providing for a term loan in the original principal amount of $15,000,000 (as amended, modified, supplemented, substituted or replaced, “Credit Agreement No. 3” and, together with Credit Agreement No. 1 and Credit Agreement No. 2, the “Credit Agreements”), with Hexagon, LLC, a Colorado limited liability company formerly known as Hexagon Investments, LLC (“Hexagon”). The Credit Agreements are secured by mortgages against several of the Company’s oil and gas properties (the “Hexagon Collateral”).

As of August 15, 2014, the total amount outstanding under the Credit Agreements, including principal and outstanding interest, was approximately $14 million in the aggregate. The Credit Agreements, as amended, provide that the Company’s obligations thereunder become due and payable in full on the maturity date of August 15, 2014, and failure to make such payments on such maturity date constitutes an Event of Default under the Credit Agreements. Upon an Event of Default, Hexagon has the right to commence any legal or other action to collect any or all of the indebtedness from the Company, and to foreclose or otherwise realize on any or all of the Hexagon Collateral.

The Company and Hexagon are also parties to a Settlement Agreement dated as of May 30, 2014, pursuant to which the parties agreed to restructure the indebtedness under the Credit Agreements upon the Company’s payment of an aggregate of $10 million to be applied against principal and accrued interest, $5 million of which was paid upon execution of the Settlement Agreement and $5 million of which was to be paid no later than August 15, 2014. The terms of the Settlement Agreement, as described more fully in the Current Report on Form 8-K filed by the Company on June 4, 2014, provided for the restructure of the remaining debt into a new 8% unsecured promissory note for $6 million and 943,208 shares of the Company’s common stock.

As of August 15, 2014, the Company did not have the ability to satisfy its payment obligations under either the Credit Agreements or the Settlement Agreement. Failure to make the second payment under the Settlement Agreement renders it ineffective in restructuring the Company’s debt under the Credit Agreements, leaving the original terms of the Credit Agreements in place. Under the Credit Agreements, upon the occurrence of a payment default, Hexagon may exercise all rights and remedies available to it under the Credit Agreement and the other loan documents, including foreclosure of the mortgages held by Hexagon under the Credit Agreements secured by several of the Company’s properties. Furthermore, from and after the maturity date, the unpaid principal balance under the Credit Agreements shall bear an additional 5.00% annual interest rate in addition to the base interest rate under the Credit Agreements, making the effective interest rate under the Credit Agreements 15.00% per annum.

As of the date hereof, the Company has not received any notice from Hexagon that they intend to exercise any remedies under the Credit Agreements in connection with the event of default described above. The Company also continues to be actively engaged in negotiating with Hexagon to settle its obligations under the Credit Agreements.

Debentures

As previously disclosed, between February 2011 and October 2013, the Company issued an aggregate of $15.6 million in 8% Senior Secured Convertible Debentures (the “Debentures”). On January 31, 2014, the Company entered into a Debenture Conversion Agreement (the "Conversion Agreement") between the Company and all of the holders of the Debentures.  Pursuant to the terms of the Agreement, $9 million in Debentures were converted at a price of $2.00 per share of the Company’s common stock plus an equal number of warrants to purchase one share of the Company’s common stock, at an exercise price of $2.50 per share. As of June 30, 2014, the Company had $6.73 million remaining Debentures, including accrued and unpaid interest, which are convertible at any time at the holders’ option into shares of the Company’s common stock at $2.00 per share, subject to certain adjustments and restrictions. The Debentures are secured by mortgages against several of the Company’s oil and gas properties (the “Debenture Collateral”).

Although the Debentures, as amended most recently on June 6, 2014 (the “June Amendment”), are not scheduled to mature until January 15, 2014, default under significant third-party indebtedness constitutes an event of default under the Debentures. In addition, the June Amendment specifically provides that failure to consummate the Settlement Agreement with Hexagon constitutes an event of default under the Debentures. Therefore, the Company’s default under the Credit Agreements constitutes a default under the Debentures as well. As a result of this default, the holders of the Debentures have the right to commence any legal or other action to collect any or all of the indebtedness from the Company, to foreclose or otherwise realize on any or all of the Debenture Collateral, and to increase the interest rate under the Debentures to 18%.

*          *          *

Descriptions of the Credit Agreements, the Settlement Agreement and the Debentures herein are not complete and are qualified in their entirety by reference to the agreements themselves, each of which have been filed as exhibits to the Company’s previous filings and are incorporated herein by reference.

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Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing

On August 20, 2014, Lilis Energy, Inc. (the “Company”) received a letter from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was no longer in compliance with Nasdaq Rule 5250(c)(1) related to the filing of periodic financial reports with the Securities and Exchange Commission. The issuance of the letter is based upon the Company not filing its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 (the “10-Q”) on or before the extended due date of April 15, 2014.

The issuance of the letter has no immediate effect on the listing of the Company’s common stock. In order to maintain its listing, the Company must submit a plan of compliance by October 20, 2014 addressing how it intends to regain compliance with Rule 5250(c)(1). The Company intends to file the 10-Q prior to that date, and believes that filing the 10-Q by October 20, 2014 will bring the Company into compliance.

Item 7.01	Regulation FD Disclosure.

The disclosure set forth above under Items 2.04 and 3.01 is hereby incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2014	LILIS ENERGY, INC.

	By:	/s/ Abraham Mirman
Chief Executive Officer